Exhibit 99.2

SYNAGEVA BIOPHARMA CORP.

Balance Sheets

June 30, 2011 and December 31, 2010 (unaudited)

	June 30, 2011 Consolidated	December 31, 2010
Assets
Current assets:
Cash and cash equivalents	$17,904,200	$14,714,571
Prepaid expenses and other current assets	706,493	1,136,173

Total current assets	18,610,693	15,850,744
Other assets	60,931	61,971
Property and equipment, net	1,065,707	1,068,986

Total assets	$19,737,331	$16,981,701

Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable	$418,609	$427,256
Accrued expenses	1,933,560	1,138,880
Deferred revenue	15,000	—

Total current liabilities	2,367,169	1,566,136
Other noncurrent liabilities	210,788	12,278
Notes payable, long-term	12,500,000	—

Total liabilities	15,077,957	1,578,414

Commitments and contingencies

Convertible preferred stock:
Series D-2 convertible preferred stock, par value $0.001; 28,000,000 and 18,000,000 shares authorized at June 30, 2011 and December 31, 2010, respectively; 18,000,000 shares outstanding at June 30, 2011 and December 31, 2010 (liquidation preference of $45,000,000 at June 30, 2011 and December 31, 2010)	44,863,380	44,863,380
Series C-2 convertible preferred stock, par value $0.001; 3,658,500 shares authorized; 3,583,040 shares issued and outstanding at June 30, 2011 and December 31, 2010 (liquidation preference of $17,176,735 at June 30, 2011 and December 31, 2010)	17,193,028	17,193,028
Series B-2 convertible preferred stock, par value $0.001; 4,168,700 shares authorized, 4,168,674 shares issued and outstanding at June 30, 2011 and December 31, 2010 (at liquidation preference)	21,094,741	21,094,741
Series A-2 convertible preferred stock, par value $0.001; 245,650 shares authorized, 245,637 issued and outstanding at at June 30, 2011 and December 31, 2010 (at liquidation preference)	12,429,920	12,429,920

Total convertible preferred stock	95,581,069	95,581,069

Stockholders’ deficit:
Common stock, par value $0.001; 45,000,000 and 51,000,000 shares authorized at June 30, 2011 and December 31, 2010, respectively; 524,153 and 147,743 shares issued and outstanding at June 30, 2011 and December 31, 2010, respectively	524	148
Additional paid-in capital	10,617,354	10,355,962
Accumulated other comprehensive loss	(739)	—
Accumulated deficit	(101,538,834)	(90,533,892)

Total stockholders’ deficit	(90,921,695)	(80,177,782)

Total liabilities, convertible preferred stock and stockholders’ deficit	$19,737,331	$16,981,701

The accompanying notes are an integral part of these financial statements.

SYNAGEVA BIOPHARMA CORP.

Statements of Operations

June 30, 2011 and June 30, 2010 (unaudited)

	Six Months Ended June 30,
	2011 Consolidated	2010

Revenues	$300,532	$274,563

Operating expenses
Research and development	7,821,357	3,259,335
General and administrative	3,278,453	1,867,663

Total operating expenses	11,099,810	5,126,998

Loss from operations	(10,799,278)	(4,852,435)
Other (expense) income, net	(199,025)	17,237
Interest income	1,728	1,990
Interest expense	(8,367)	—

Net loss	$(11,004,942)	$(4,833,208)

The accompanying notes are an integral part of these financial statements.

SYNAGEVA BIOPHARMA CORP.

Statements of Cash Flows

June 30, 2011 and June 30, 2010 (unaudited)

	Six Months Ended June 30,
	2011 Consolidated	2010
Cash flows from operating activities
Net loss	$(11,004,942)	$(4,833,208)
Adjustments to reconcile net loss to cash used in operating activities
Depreciation and amortization	217,444	186,369
Stock compensation expense	155,550	99,535
Revaluation of preferred stock warrants	198,510	(17,236)
Accumulated other comprehensive loss	(739)	—
Amortization of debt issuance costs	8,367	—
Changes in assets and liabilities
Prepaid expenses and other current assets	454,784	27,124
Other assets	1,040	1,041
Accounts payable	(8,647)	(16,081)
Accrued expenses	794,680	98,720
Deferred revenue	15,000	57,000

Net cash used in operating activities	(9,168,953)	(4,396,736)

Cash flows from investing activities
Purchases of property and equipment	(214,161)	(169,278)

Net cash used in investing activities	(214,161)	(169,278)

Cash flows from financing activities
Payment of debt issuance costs	(33,471)	—
Proceeds from issuance of convertible notes payable	12,500,000	—
Proceeds from issuance of common stock	106,214	566

Net cash provided by financing activities	12,572,743	566

Net increase (decrease) in cash and cash equivalents	3,189,629	(4,565,448)
Cash and cash equivalents
Beginning of year	14,714,571	25,850,711

End of period	$17,904,200	$21,285,263

Supplemental schedule of noncash investing and financing activities
Accretion to redemption value of redeemable convertible preferred stock	$—	$53,259

The accompanying notes are an integral part of these financial statements.

SYNAGEVA BIOPHARMA CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

1.	Nature of the Business

Synageva BioPharma Corp. (referred to in these Notes to Financial Statements of Synageva BioPharma Corp. through page F-73 as the “Company”) was incorporated in the state of Delaware on February 5, 1996. The Company is a biopharmaceutical company dedicated to discovering, developing and delivering medicines for patients with rare diseases and unmet medical needs. Synageva’s lead program, SBC-102, is an enzyme replacement therapy for Lysosomal Acid Lipase (LAL) Deficiency, also known as Wolman Disease, Cholesteryl Ester Storage Disease (CESD) or Acid Lipase Deficiency. LAL Deficiency is a serious and rare Lysosomal Storage Disorder (LSD) that is a progressive and often fatal condition. SBC-102 is under development to address the devastating effects of LAL Deficiency by replacing the deficient or absent lysosomal acid lipase enzyme with a recombinant form of the enzyme. In addition to SBC-102, the Company has several other programs in development to help patients with Lysosomal Storage Disorders and other life-threatening genetic conditions for which there are currently no approved treatments.

The Company is subject to risks and uncertainties common to the biotechnology industry. Such risks and uncertainties include, but are not limited to: (a) results from current and planned clinical trials, (b) scientific data collected on the Company’s technologies currently in preclinical research and development, (c) decisions made by the FDA or other regulatory bodies with respect to the initiation of human clinical trials, (d) decisions made by the FDA or other regulatory bodies with respect to approval and commercial sale of any of the Company’s proposed products, (e) the commercial acceptance of any products approved for sale and the ability of the Company to manufacture, distribute and sell for a profit any products approved for sale, (f) the Company’s ability to obtain the necessary patents and proprietary rights to effectively protect its technologies, (g) the outcome of any collaborations or alliances entered into by the Company in the future with pharmaceutical or other biotechnology companies, (h) dependence on key personnel, (i) competition with better capitalized companies, and (j) its ability to raise additional funds.

The Company has incurred losses and negative cash flows from operations since inception and has an accumulated deficit of approximately $101.5 million at June 30, 2011. Through June 30, 2011, the Company has funded its operations primarily from proceeds of the sale of preferred stock, issuance of convertible notes and notes payable and proceeds from government grants and collaboration agreements. During the year ended December 31, 2009, the Company issued 18,000,000 shares of Series D-2 preferred stock for gross proceeds of approximately $45 million, including amounts from the conversion of convertible notes. In March 2011, the Company issued $12.5 million of convertible notes as the first tranche of a $25 million convertible note offering (see Note 5). The Company currently believes that existing cash and cash equivalents balances will be sufficient cash resources to fund operations into the first half of 2012. The Company expects to continue to experience losses, and may be required to obtain additional debt or equity financing in order to fund future operations beyond the first half of 2012. There can be no assurance that the Company will be able to secure additional financing.

In June 2011, the Company announced that it had entered into a definitive agreement under which the Company will merge with Trimeris, Inc. (“Trimeris”) in an all-stock transaction. Upon closing, the combined company will be named Synageva BioPharma Corp., and will operate under the leadership of the Company’s current management team with Sanj K. Patel serving as the President and Chief Executive Officer. In addition, the combined company’s board of directors will have representatives from both the existing Company and Trimeris boards. The merger will create a publicly-traded company focused on the development of novel therapeutics for patients with rare diseases and unmet medical need. The merger will take the form of a stock-for-stock merger intended to qualify as a tax-free reorganization. Under the terms of the agreement, which has been approved by the boards of directors of both the Company and Trimeris, upon completion of the merger, Trimeris will issue to the Company’s stockholders shares of Trimeris common stock such that the Company stockholders will own approximately 75% of the combined company’s shares outstanding, and Trimeris stockholders will own approximately 25%. Options and warrants of both the

SYNAGEVA BIOPHARMA CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

Company and Trimeris will be assumed by the combined company and become options and warrants to acquire stock of the combined company. The closing is subject to the satisfaction of certain conditions, including Synageva stockholder approval and receipt of all necessary regulatory approvals. Certain shareholders and a board member of the Company are also shareholders and a board member of Trimeris prior to the merger.

2.	Summary of Significant Accounting Policies

Basis of Presentation

The accompanying consolidated financial statements of the Company have been prepared in accordance with the instructions to Form 10-Q and Article 10 of Regulation S-X. These statements, however, are condensed and do not include all disclosures required by accounting principles generally accepted in the United States of America for complete financial statements and should be read in conjunction with the Company’s audited financial statements for the year ended December 31, 2010.

In the opinion of the Company, the unaudited consolidated financial statements contain all adjustments (all of which were considered normal and recurring) necessary for a fair statement of the Company’s financial position at June 30, 2011, the results of operations for the six-month periods ended June 30, 2011 and 2010, and cash flows for the six-month periods ended June 30, 2011 and 2010.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Such estimates and judgments include revenue recognition, research and development costs and related accrued expenses, the carrying value of property and equipment, stock based compensation, and certain liabilities. Actual results may differ from such estimates.

These interim results are not necessarily indicative of results to be expected for a full year or subsequent interim periods.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiary, Synageva BioPharma Limited, an entity incorporated in the United Kingdom. The subsidiary began operations in May 2011. All significant intercompany accounts and transactions have been eliminated in consolidation.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a remaining maturity at the date of purchase of less than three months to be cash equivalents. At June 30, 2011 and December 31, 2010, substantially all cash and cash equivalents were held in money market accounts at commercial banks.

Fair Value of Financial Instruments

Under current accounting standards, fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs.

SYNAGEVA BIOPHARMA CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

The current accounting guidance also establishes a hierarchy to categorize how fair value is measured and which is based on three levels of inputs, of which the first two are considered observable and the last unobservable, as follows:

Level 1	Quoted prices in active markets for identical assets or liabilities.

Level 2	Inputs other than Level 1 that are observable, either directly or indirectly, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3	Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

The following table presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis as of June 30, 2011:

	June 30, 2011	Quoted Price in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash equivalents	$17,606,946	$17,606,946	$—	$—

Liabilities
Preferred stock warrants	$210,788	$—	$—	$210,788

The following table presents information about the Company’s financial assets and liabilities measured at fair value on a recurring basis as of December 31, 2010:

	December 31, 2010	Quoted Price in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Assets
Cash equivalents	$14,510,308	$14,510,308	$—	$—

Liabilities
Preferred stock warrants	$12,278	$—	$—	$12,278

The change in the valuation of preferred stock warrants is summarized below.

Fair value at December 31, 2009	$29,514
Change in fair value	(17,236)

Fair value at December 31, 2010	$12,278
Change in fair value	198,510

Fair value at June 30, 2011	$210,788

The Company accounts for the warrants outstanding to purchase 75,094 shares of Series C-2 convertible preferred stock according to accounting standards regarding free standing financial instruments with the characteristics of both liabilities and equities. Due to the redemption feature of the Series C-2 convertible preferred stock, these warrants are classified as liabilities. The warrants are revalued at each balance sheet

SYNAGEVA BIOPHARMA CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

date and any change in fair value will be recorded as a component of other income or other expense, until the earlier of their exercise or expiration.

Revenue Recognition

The Company’s business strategy includes entering into collaborative agreements with biotechnology and pharmaceutical companies. Revenue under collaborations may include the receipt of non-refundable license fees, payments based on achievement of development objectives, reimbursement of research and development costs and royalties.

The Company recognizes revenue using the proportional performance method provided that the Company can reasonably estimate the level of effort required to complete its performance obligations under an arrangement and such performance obligations are provided on a best-efforts basis. Revenue recognized under the proportional performance method is determined by multiplying the total payments under the contract, excluding royalties and payments contingent upon achievement of development objectives, by the ratio of level of effort incurred to date to estimated total level of effort required to complete the Company’s performance obligations under the arrangement. Payments contingent upon achievement of development objectives are included once the contingency is removed. Revenue is limited to the lesser of the cumulative amount of payments received or the cumulative amount of revenue earned, as determined using the proportional performance method, as of each reporting period.

Significant management judgment is required in determining the level of effort required under an arrangement and the period over which the Company is expected to complete its performance obligations under an arrangement.

Reimbursement of costs is recognized as revenue provided the Company has determined that it is acting primarily as a principal in the transaction according to the provisions outlined in FASB Codification Topic 605-45, Revenue Recognition, Principal Agent Considerations, the amounts are determinable and collection of the related receivable is reasonably assured.

Grant Revenue

The Company recognizes revenues from grants in the period in which the Company has incurred the expenditures in compliance with the specific restrictions of the grant. Grant revenue was recognized in the period in which the related expenditures were incurred and totaled approximately $196,000 and $132,000 for the six months ended June 30, 2011 and 2010, respectively.

Research and Development

Research and development costs are charged to operations when incurred and include personnel and facility-related expenses, outside contracted services including clinical trial costs, manufacturing and process development costs, research costs, outside consulting services and other external costs.

Clinical development costs are a significant component of the Company’s research and development expenses. The Company contracts with third parties that perform various clinical trial activities on its behalf in the ongoing development of its product candidates. The financial terms of these contracts are subject to negotiations and may vary from contract to contract and may result in uneven payment flow. The Company accrues and expenses costs for clinical trial activities performed by third parties based upon estimates of the work completed. Estimates are developed through discussions with internal clinical personnel and outside service providers based on the progress or stage of completion of trials or services and the agreed upon fee to be paid for such services.

SYNAGEVA BIOPHARMA CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

Comprehensive Loss

The Company accounts for comprehensive loss as prescribed by Accounting Standards Update (“ASU”) 220, “Comprehensive Income”. Comprehensive income (loss) is the total net income (loss), plus all changes in equity during the period, except those changes resulting from investment by and distribution to owners. The following table summarizes the components of comprehensive loss:

	Six Months Ended
	June 30,
	2011	2010
Net loss	$(11,004,942)	$(4,833,208)
Currency translation adjustment	(739)	—

Total comprehensive loss	$(11,005,681)	$(4,833,208)

Recently Issued and Proposed Accounting Pronouncements

In October 2009, the FASB issued an amendment to the accounting for multiple-deliverable revenue arrangements. This amendment provides guidance on whether multiple deliverables exist, how the arrangements should be separated, and how the consideration paid should be allocated. As a result of this amendment, entities may be able to separate multiple-deliverable arrangements in more circumstances than under existing accounting guidance. This guidance amends the requirement to establish the fair value of undelivered products and services based on objective evidence and instead provides for separate revenue recognition based upon management’s best estimate of the selling price for an undelivered item when there is no other means to determine the fair value of that undelivered item. The existing guidance previously required that the fair value of the undelivered item reflect the price of the item either sold in a separate transaction between unrelated third parties or the price charged for each item when the item is sold separately by the vendor. If the fair value of all of the elements in the arrangement was not determinable, then revenue was deferred until all of the items were delivered or fair value was determined. This amendment will be effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. The Company adopted the provisions of this guidance on a prospective basis on January 1, 2011, the effect of which will be dependent on the terms of any new or materially modified arrangements subsequent to adoption.

In April 2010, the FASB issued ASU 2010-17, Revenue Recognition – Milestone Method (Topic 605): Milestone Method of Revenue Recognition (“ASU 2010-17”). ASU 2010-17 provides guidance on defining a milestone and determining when it may be appropriate to apply the milestone method of revenue recognition for research or development transactions. Consideration that is contingent on achievement of a milestone in its entirety may be recognized as revenue in the period in which the milestone is achieved only if the milestone is judged to meet certain criteria to be considered substantive. The new rule was adopted by the Company on January 1, 2011. Adoption of this new standard did not materially affect the Company’s financial statements.

In May 2011, the FASB issued an amendment to the accounting guidance for fair value to develop common requirements between GAAP and International Financial Reporting Standards. The amendment changes the wording used to describe many of the requirements in GAAP for measuring fair value and for disclosing information about fair value measurements, including (i) application of the highest and best use and valuation premise concepts solely for nonfinancial assets and liabilities; (ii) measuring the fair value of an instrument classified in a reporting entity’s shareholders’ equity; and (iii) disclosing quantitative information about unobservable inputs used in the fair value measurement within Level 3 of the fair value hierarchy. For public entities, the amendment is effective for interim and annual periods beginning after

SYNAGEVA BIOPHARMA CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

December 15, 2011. Early application is not permitted. The Company is currently evaluating the disclosure requirements related to providing quantitative information about unobservable inputs used to measure the fair value of its warrant liability.

In June 2011, the Financial Accounting Standards Board, or FASB, issued an amendment to the accounting guidance for presentation of comprehensive income. Under the amended guidance, a company may present the total of comprehensive income, the components of net income, and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. In either case, an entity is required to present each component of net income along with total net income, each component of other comprehensive income along with a total for other comprehensive income, and a total amount for comprehensive income. Regardless of choice in presentation, the entity is required to present on the face of the financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented. For public entities, the amendment is effective for fiscal years, and interim periods within those years, beginning after December 15, 2011, and shall be applied retrospectively. Early adoption is permitted. Other than a change in presentation, the adoption of this update is not expected to have a material impact on the Company’s consolidated financial statements.

3.	Property and Equipment

	June 30, 2011	December 31, 2010
Laboratory equipment	$2,167,515	$2,044,987
Leasehold improvements	376,563	355,100
Computer, software and office equipment	539,836	479,888
Vehicles	93,890	93,890

	3,177,804	2,973,865
Less: Accumulated depreciation and amortization	(2,112,097)	(1,904,879)

	$1,065,707	$1,068,986

Depreciation and amortization expense approximated $217,000 and $186,000 for the six months ended June 30, 2011 and 2010, respectively.

4.	Summary of Accrued Expenses

	June 30, 2011	December 31, 2010
Accrued benefits and compensation	$662,683	$459,376
Clinical and scientific costs	303,772	288,691
Professional fees	746,454	159,573
Facility-related costs	16,424	48,524
Other	204,227	182,716

	$1,933,560	$1,138,880

5.	Convertible Notes and Convertible Preferred Stock

Convertible Notes

In March 2011, the Company issued $12.5 million of Convertible Notes as the first tranche of a $25 million convertible note offering. The Convertible Notes are convertible into shares of Series D-2 preferred stock at the conversion price then applicable to the Series D-2 preferred stock or into a future series of Preferred

SYNAGEVA BIOPHARMA CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

Stock at its then applicable conversion price issued in conjunction with the next Qualified Offering, at the election of the holders. All Convertible Notes shall be automatically converted at the then applicable conversion price: (i) in the event that the holders of at least 70% of the outstanding Convertible Notes voting as a single class consent to such conversion; (ii) upon the closing of a Qualified Offering; (iii) upon an initial public offering of the Company’s stock (whether by a public offering of the Company’s stock or a combination of the Company with another company the result of which is that the surviving company’s shares are public traded); or (iv) upon a change of control of the Company. In connection with an automatic conversion of the Convertible Notes upon a Qualified Offering, the Convertible Notes will be converted into shares of Series D-2 preferred stock or Qualified Offering Stock, the series to be elected by the Note holder as described above. In all other cases of an automatic conversion of the Convertible Notes, the Convertible Notes will be converted into shares of Series D-2 preferred stock at the then applicable conversion price of the Series D-2 preferred stock. Each holder of Convertible Notes will be entitled to vote such holder’s shares of Series D-2 preferred stock as if the Convertible Notes held by such holder had been convertible into shares of Series D-2 preferred stock immediately prior to any such vote in addition to the vote that such holder of shares of Series D-2 preferred stock would otherwise have. The Convertible Notes bear no interest rate and do not mature other than in a conversion as described above. Any Note holder who fails to fund the 2nd tranche will immediately have their current Note holdings converted into that number of Common Shares as that holder would be entitled to receive if that Note holder converted their notes to Series D-2 preferred stock and then immediately converted those shares of D-2 preferred stock into common stock.

Convertible Preferred Stock

The Company was authorized to issue 45,000,000 shares of common stock and 38,000,000 shares of preferred stock as of June 30, 2011.

As of June 30, 2011, of the 38,000,000 shares of preferred stock, 245,650 have been designated as Series A-2 convertible preferred stock (“Series A-2 preferred stock”), 4,168,700 as Series B-2 convertible preferred stock (“Series B-2 preferred stock”), 3,658,500 as Series C-2 convertible preferred stock (“Series C-2 preferred stock”), and 28,000,000 as Series D-2 preferred stock.

6.	Share Based Payments

The Company’s Board of Directors adopted in November 1996 the 1996 Stock Option Plan (the “1996 Plan”) under which options designated as either incentive or non-qualified stock options may be issued to employees, officers, directors, consultants and independent contractors of the Company or any parent, subsidiary or affiliate of the Company. Options granted under the 1996 Plan are at prices not less than the fair market value at the time of grant and may be exercised for a period of ten years from the grant date. Options granted under the 1996 Plan have vesting periods ranging from immediate to four years. The 1996 Plan includes a provision for options to accelerate and become immediately and fully exercisable upon a 50% or more change in control as defined in the 1996 Plan. In November 2006, this 1996 Plan was terminated in accordance with its ten-year expiration provision.

On June 7, 2005, a new Stock Plan (the “2005 Stock Plan”) was adopted by the Company’s Board of Directors and approved by the Company’s shareholders. Any employee, officer, consultant, independent contractor or director is eligible to participate in the 2005 Stock Plan. The 2005 Stock Plan permits the granting of incentive and non-qualified stock options and stock purchase rights for restricted stock. Options granted under the 2005 Stock Plan are at prices not less than the fair market value at the time of grant and may be exercised for a period of ten years from the grant date. Options granted under the 2005 Stock Plan have vesting periods ranging from immediate to four years. The 2005 Stock Plan includes a provision for options to accelerate and become immediately and fully exercisable upon a 50% or more change in control

SYNAGEVA BIOPHARMA CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

as defined in the incentive and non-qualified stock option agreements. Under the 2005 Stock Plan, the Board of Directors has the authority to determine to whom options will be granted, the number of shares, the term, and the exercise price. If an individual owns stock representing more than 10% of the outstanding shares at the time of grant, the exercise price of each share shall be at least 110% of fair market value, as determined by the Board of Directors. Options granted under the 2005 Stock Plan generally become exercisable over a four year period.

The Company uses the Black-Scholes option pricing model to measure the fair value of its option awards. The fair value of each stock option grant was estimated on the date of grant using the Black-Scholes option-pricing model. The expected life assumption is based on the limited exercise historical experience at the Company, management’s expectations, the vesting period of 4 years and the contractual term of 10 years. Volatility has been determined based on an analysis of reported data for a peer group of companies that granted options with substantially similar terms. The risk-free interest rate is based on the rate of US Treasury zero coupon rate with a remaining term approximating the expected term used as the input to the Black-Scholes option pricing model.

In May 2011, the Company increased its pool of stock options available for grant under the 2005 Stock Option Plan by 900,000 shares. The Company granted 951,611 stock options during the first six months of 2011. There were no stock options granted during the first six months of 2010.

The weighted average assumptions used in the option pricing model for stock option grants in the six months ended June 30, 2011 were as follows:

Expected dividend yield	0%
Expected volatility in stock price	51%
Weighted average risk-free interest rate	2.14%
Expected life of stock awards-years	6 years

Option activity under the 2005 Stock Plan for the six months ended June 30, 2011 was as follows:

	Number of Shares	Weighted Average Exercise Price
Outstanding at December 31, 2010	3,015,856	$0.52
Granted	951,611	0.70
Exercised	(376,389)	0.30
Cancelled	(134,348)	0.57

Outstanding at June 30, 2011	3,456,730	$0.60

Vested and unvested expected to vest at June 30, 2011	3,456,730

The options granted for the six months ended June 30, 2011 had a weighted average fair value of $1.40 with an estimated fair value of the Company’s common stock of $1.90.

SYNAGEVA BIOPHARMA CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

The options for the 2005 Stock Plan outstanding and currently exercisable by exercise price at June 30, 2011 are as follows:

Options Outstanding			Options Exercisable
Number Outstanding	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Exercisable	Weighted Average Exercise Price
55,236	4.46	$0.25	55,236	$0.25
401,309	7.27	1.45	268,154	1.45
1,969,074	8.13	0.39	866,466	0.39
79,500	9.41	0.45	—	0.45
951,611	9.91	0.70	—	0.70

3,456,730		$0.60	1,189,856	$0.62

As of June 30, 2011, the unamortized compensation expense related to outstanding unvested options approximated $1,623,000 and is expected to be recognized over a weighted average period of approximately 3.4 years. This estimate does not include the impact of other possible stock-based awards that may be made during future periods.

The aggregate intrinsic value of shares outstanding and shares exercisable at June 30, 2011 is approximately $11,277,000 and $3,834,000 respectively, which represents the total intrinsic value (the excess of the estimated fair value of the Company’s stock price on June 30, 2011 over the exercise price) that would have been received by the option holders had all option holders exercised their options on June 30, 2011.

The Company recognized stock-based compensation expense on all stock option awards for the six months ended June 30, 2011 and 2010 in the following categories:

	Six Months Ended June 30,
	2011	2010
Research and development	$58,316	$20,031
General and administrative	97,234	79,504

	$155,550	$99,535

7.	License Agreements and Collaborations

Collaborations

In March 2009 and March 2010, the Company entered into collaboration agreements with a third-party to develop antibodies using the Synageva proprietary expression platform. The collaboration agreements included up-front payments of $200,000, potential future milestone payments to the Company totaling $400,000 and potential option payments payable to the Company. Revenue recognized under the collaboration agreements was $105,000 and $143,000 during the six months ended June 30, 2011 and 2010, respectively. Revenue was recognized using the proportional performance method.

Amended and Restated License Agreement

On April 5, 2007, the Company amended and restated its technology license agreement with the University of Georgia Research Foundation (“UGARF”). This agreement replaces the previous license agreement dated April 11, 1996, in its entirety. In consideration for exclusive worldwide rights to the same patents, know-how and related technology under the original agreement, the Company provided 9,024 shares of its

SYNAGEVA BIOPHARMA CORP.

NOTES TO FINANCIAL STATEMENTS

(unaudited)

common stock to UGARF in addition to sublicense royalties, if applicable, and product royalties to be payable upon future commercialization and sale of any products subject to the license.

Licensing Agreements

The Company has licensing and sponsored research agreements with certain scientific and research institutions. The Company incurred expenses under these agreements in the approximate amounts of $7,000 and $10,000 for the six months ended June 30, 2011 and 2010, respectively. At June 30, 2011, Company had approximately $80,000 of milestone payments or other commitments payable over the next four years under agreements that are cancelable by either party under certain circumstances. These agreements also specify the payment of certain percentage royalties based on net sales of developed technologies.

8.	Subsequent Event

Collaboration Agreement

In August 2011, the Company entered into a collaboration agreement with Mitsubishi Tanabe Pharma Corporation whereby the Company is utilizing its proprietary expression technology for the development of a certain targeted compound. The agreement includes an upfront development payment to the Company of $3 million, on-going reimbursement or funding of development costs, potential future development and commercial sales based milestone payments, and future royalty payments.